Kohl's Corporation Reports Fourth Quarter Financial Results

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--Feb. 28, 2013-- Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the fiscal periods ended February 2, 2013.

	Total Sales .				Comparable
($ in millions)	2012 .	2011 .	Change(1)	Change(2)	Store Sales(2)
Quarter	$6,342	$6,018	5.4%	2.5%	1.9%
Year	$19,279	$18,804	2.5%	1.6%	0.3%
(1) Compares the periods ended February 2, 2013 to the periods ended January 28, 2012
(2) Compares the periods ended January 26, 2013 to the periods ended January 28, 2012

Kohl’s Corporation reported fourth quarter diluted earnings per share of $1.66 compared to $1.81 for the fourth quarter of 2011. Net income for the fourth quarter was $378 million compared to $455 million a year ago. For the year, net income was $1.0 billion ($4.17 per diluted share) compared to $1.2 billion ($4.30 per diluted share) for fiscal 2011.

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, “Sales for the fourth quarter developed very late and, as a result, came at a cost to profitability.  We were, however, able to end the quarter with levels of inventory appropriate for a strong transition to Spring. Our associates across the company did an excellent job in managing expenses throughout the year."

Impact of 53rd Week
The retail calendar for fiscal January 2013 included a fifth week, resulting in a 14-week fiscal fourth quarter and a 53-week year. During this 53rd week, total sales were $169 million; selling, general and administrative expenses were $30 million; interest was $2 million; net income was $15 million and diluted earnings per share was $0.06.

Dividend
On February 27, 2013 Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.35 per share, a nine percent increase over its previous dividend. The dividend is payable March 27, 2013 to shareholders of record at the close of business on March 13, 2013.

Store Update
Kohl’s ended the quarter with 1,146 stores in 49 states, compared with 1,127 stores at the same time last year. During the year, the Company opened 21 new stores, including 1 relocated store, closed 1 store and completed 50 remodels.

Earnings Guidance
The Company issued its initial guidance for fiscal 2013. Based on assumptions of total and comparable store sales increases of 0 to 2 percent, the Company expects earnings per diluted share of $4.15 to $4.45 for the year. For the first fiscal quarter, the Company expects earnings per diluted share of $0.55 to $0.63 per diluted share based on assumptions of a total sales increase of 0.5 to 2.5 percent and a comparable store sales increase of 0 to 2 percent.

Fourth Quarter 2012 Earnings Conference Call
Kohl’s will host its quarterly earnings conference call at 8:30 am ET on February 28, 2013. The phone number for the conference call is (706) 902-0486 and the conference ID is 15143990. Replays of the call will be available for 30 days by dialing (855) 859-2056 or (404) 537-3406. The conference call and replays are also accessible via the Company's web site at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company's targeted earnings. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Based in Menomonee Falls, Wis., Kohl's (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. With a commitment to environmental leadership, Kohl's operates 1,146 stores in 49 states. In support of the communities it serves, Kohl's has raised more than $208 million for children's initiatives nationwide through its Kohl's Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com, or join the discussion on Facebook http://www.facebook.com/kohls or Twitter http://twitter.com/Kohls.

Investor Relations:
Wes McDonald, Senior Executive Vice President and Chief Financial Officer, (262) 703-1893

Media:
Jen Johnson, Director - Public Relations, (262) 703-5241

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, except per share data)
(Unaudited)

	Three Months		Twelve Months
	Feb 2, 2013	Jan 28, 2012	Feb 2, 2013	Jan 28, 2012
	(14 Weeks)	(13 Weeks)	(53 Weeks)	(52 Weeks)

Net sales	$6,342	$6,018	$19,279	$18,804
Cost of merchandise sold	4,230	3,841	12,289	11,625

Gross margin	2,112	2,177	6,990	7,179

Operating expenses:
Selling, general, and administrative	1,212	1,178	4,267	4,243
Depreciation and amortization	214	194	833	778

Operating income	686	805	1,890	2,158

Interest expense, net	85	76	329	299

Income before income taxes	601	729	1,561	1,859
Provision for income taxes	223	274	575	692

Net income	$378	$455	$986	$1,167

Basic net income per share	$1.66	$1.82	$4.19	$4.33
Average number of shares	227	251	235	270

Diluted net income per share	$1.66	$1.81	$4.17	$4.30
Average number of shares	228	252	237	271

As a percent of net sales:
Gross margin	33.3%	36.2%	36.3%	38.2%
Selling, general and
administrative expenses	19.1%	19.6%	22.1%	22.6%
Operating income	10.8%	13.4%	9.8%	11.5%
Net income	6.0%	7.6%	5.1%	6.2%

KOHL'S CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)
(Unaudited)

	Feb 2, 2013		Jan 28, 2012
Assets
Current assets:
Cash and cash equivalents	$537		$1,205
Merchandise inventories	3,748		3,216
Deferred income taxes	122		109
Other	312	299,000,000	299

Total current assets	4,719		4,829

Property and equipment, net	8,872		8,905
Long-term investments	53		153
Other assets	261		261

Total assets	$13,905		$14,148

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,307		$1,233
Accrued liabilities	986		1,147
Income taxes payable	137		133
Current portion of capital lease
and financing obligations	105		94

Total current liabilities	2,535		2,607

Long-term debt	2,492		2,141
Capital lease and financing obligations	1,956		2,009
Deferred income taxes	362		423
Other long-term liabilities	512		460
Shareholders' equity	6,048		6,508

Total liabilities and shareholders' equity	$13,905		$14,148

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)

	Feb 2, 2013	Jan 28, 2012
	(53 Weeks)	(52 Weeks)
Operating activities
Net income	$986	$1,167
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	833	778
Share-based compensation	50	57
Excess tax benefits from share-based compensation	(4)	(2)
Deferred income taxes	(79)	144
Other non-cash revenues and expenses	29	39
Changes in operating assets and liabilities:
Merchandise inventories	(523)	(160)
Other current and long-term assets	(37)	(42)
Accounts payable	74	96
Accrued and other long-term liabilities	(60)	63
Income taxes	(4)	(1)

Net cash provided by operating activities	1,265	2,139

Investing activities
Acquisition of property and equipment	(785)	(927)
Sales of investments in auction rate securities	109	145
Other	16	(20)

Net cash used in investing activities	(660)	(802)

Financing activities
Treasury stock purchases	(1,293)	(2,311)
Dividends paid	(300)	(271)
Proceeds from issuance of debt	350	646
Deferred financing costs	(3)	(8)
Long-term debt payments	—	(400)
Interest rate hedge payments	—	(48)
Proceeds from financing obligations	12	14
Capital lease and financing obligation payments	(111)	(91)
Proceeds from stock option exercises	68	58
Excess tax benefits from share-based compensation	4	2

Net cash used in financing activities	(1,273)	(2,409)

Net decrease in cash and cash equivalents	(668)	(1,072)
Cash and cash equivalents at beginning of period	1,205	2,277

Cash and cash equivalents at end of period	$537	$1,205